UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter.

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Transition of Interim Principal Financial Officer and Principal Accounting Officer

Keri Lantz, the Corporate Controller and Vice President of Finance of Achillion Pharmaceuticals, Inc. (the “Company”), who was appointed, on an interim basis, to the positions of principal financial officer and principal accounting officer, effective as of January 1, 2019, will no longer serve in that capacity effective as of February 11, 2019, with the effective date of the appointment of Mr. Di Donato as Senior Vice President, Chief Financial Officer and Treasurer. Ms. Lantz will continue to serve as Corporate Controller and Vice President of Finance.

(c) Appointment of Chief Financial Officer

On January 30, 2019, the board of directors of the Company appointed Brian Di Donato as Senior Vice President, Chief Financial Officer and Treasurer, effective as of February 11, 2019. In such capacity, Mr. Di Donato will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Di Donato, age 52, has served as Vice President, Investor Relations and Corporate Communications of the Company since August 2018. Prior to joining the Company, Mr. Di Donato was a private investor and full-time student at Pennsylvania State University from May 2015 to May 2018. Mr. Di Donato was a Managing Director at Sorin Capital from April 2008 to December 2014, an SEC registered investment advisor. From March 2002 to March 2008, Mr. Di Donato was Senior Vice President and subsequently President of Capmark Investments, an SEC registered investment advisor. He has also held roles as an Executive Director at Morgan Stanley and Vice President at UBS Securities. Mr. Di Donato holds an M.B.A. from New York University, a B.S. from Pennsylvania State University and a B.S. from Villanova University.

There are no family relationships between Mr. Di Donato and any director or executive officer of the Company. Mr. Mr. Di Donato has not engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company.

(e) Compensation Arrangement of Mr. Di Donato

In connection with Mr. Di Donato’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Di Donato, which became effective on February 11, 2019. The term of Mr. Di Donato’s employment agreement ends on December 31, 2019 but is automatically renewed after such initial term for successive one-year periods unless either the Company or Mr. Di Donato provides written notice to the other at least six months prior to the expiration of the applicable term. Under the employment agreement, Mr. Di Donato receives an annualized base salary of $360,000, subject to upward adjustment at the discretion of the Company’s board of directors. In addition, Mr. Di Donato is eligible to receive an annual performance bonus at a target rate of 40% of his annualized base salary, based on the Company’s achievement of its performance goals for the applicable fiscal year and Mr. Di Donato’s achievement of his performance goals for such year, both as determined by the Company’s board of directors. Mr. Di Donato is also entitled to participate in all benefit programs that the Company establishes and makes available to its executives, to the extent that he is eligible under the plan documents governing those programs.

In the event the Company terminates Mr. Di Donato’s employment for reasons other than cause, death or disability, or if Mr. Di Donato terminates his employment for good reason (as such terms are defined in the employment agreement), or if the Company provides Mr. Di Donato with a notice of non-renewal where Mr. Di Donato was otherwise willing and able to continue his employment under the terms of the employment agreement, in each case prior to or more than the twelve months following a change in control date (as defined in the employment agreement) of the Company and subject to Mr. Di Donato entering into a severance and release of claims agreement, Mr. Di Donato is entitled to receive (i) his then current base salary for a twelve-month period; (ii) if he is eligible for and elects to receive COBRA continuation, continued payment of the Company’s share of medical and dental insurance premiums for twelve months or, if earlier, until the expiration of his COBRA continuation coverage; and (iii) a payment equal to a pro-rated portion of his target bonus for the fiscal year in which termination occurred.

In the event the Company terminates Mr. Di Donato’s employment for reasons other than cause, death or disability, or if Mr. Di Donato terminates his employment for good reason, or if the Company provides Mr. Di Donato with a notice of non-renewal where Mr. Di Donato was otherwise willing and able to continue his employment under the terms of the employment agreement, in each case within twelve months following a change in control date and subject to Mr. Di Donato entering into a severance and release of claims agreement, then Mr. Di Donato would be entitled to receive (i) his then current base salary for a twelve-month period, (ii) if he is eligible for and elects to receive COBRA continuation, continued payment of the Company’s share of medical and dental insurance premiums for twelve months or, if earlier, until the expiration of his COBRA continuation coverage; (iii) a payment equal to his target bonus for the fiscal year in which termination occurs; and (iv) immediate vesting and exercisability of all outstanding unvested option grants and unvested grants of restricted stock and restricted stock units.

In addition, Mr. Di Donato’s employment agreement provides that, subject to approval by the Company’s Compensation Committee, Mr. Di Donato will be granted an option to purchase 500,000 shares of the Company’s common stock, such option to (i) have an exercise price per share equal to the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant and (ii) vest and become exercisable, subject to Mr. Di Donato’s continued service on each applicable vesting date, at a rate of 25% of the total shares underlying the option on the first anniversary of the date of grant and as to an additional 6.25% of the total shares at the end of each successive three month period thereafter.

The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

10.1	Employment Agreement, dated February 11, 2019, by and between Achillion Pharmaceuticals, Inc. and Brian Di Donato

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: February 11, 2019	By:	/s/ Joseph Truitt
Joseph Truitt
President and Chief Executive Officer